EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Post Effective Amendment No. 2 to Form SB-2 of our report dated May 26, 2005, relating to the financial statements of New Frontier Energy, Inc. as of February 28, 2005, and the two years then ended, and the reference to our firm as experts in the Registration Statement.



/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------
Stark Winter Schenkein & Co., LLP
Certified Public Accountants


July 1, 2005
Denver, Colorado